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                                                                EXHIBIT 20(b)

                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
                          ---------------------

     I, George E. Borst, Senior Vice President and General Manager of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Servicer under the 1998-B SUBI Servicing Supplement (the "Agreement") dated September 1, 1998 among TMTT, Inc., as Titling Trustee, TMCC, as Servicer, and U.S. Bank National Association, as Trust Agent, for the period from September 29 through September 30, 1998, and of the performance of the Servicer under the Agreement has been made under my supervision;

     (b) to the best of my knowledge, based on such review, no default has occurred by the Servicer under the Agreement throughout such period; and

     (c) throughout such period the Servicer has maintained in full force and effect the Contingent and Excess Liability Insurance Policies required pursuant to Section 4.12 of the Agreement.



Date:  December 15, 1998                          /S/ GEORGE E. BORST
                                        ------------------------------------
                                                      George E. Borst
                                                   Senior Vice President
                                                    and General Manager
                                             (Principal Executive Officer)